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                                                                     EXHIBIT 4.6

FIRST MORTGAGE 6.15% BOND,                         FIRST MORTGAGE 6.15% BOND,
 SERIES 98 DUE MARCH 15, 2012                       SERIES 98 DUE MARCH 15, 2012

                           COMMONWEALTH EDISON COMPANY

     Commonwealth Edison Company, an Illinois corporation (hereinafter called the "COMPANY"), for value received, hereby promises to pay to

                                                              CUSIP 202795 ____

                                                                SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

or registered assigns, the sum of                       DOLLARS

on the fifteenth day of March, 2012, and to pay interest on said sum from the date hereof until said sum shall be paid, at the rate of six and fifteen hundredths per centum (6.15%) per annum, payable semi-annually on the fifteenth day of March and the fifteenth day of September in each year. The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the March 1 or the September 1, as the case may be, next preceding such interest payment date. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

     (Additional provisions of this bond are set forth on the reverse hereof.)

     This Bond shall not be entitled to any security or benefit under the Mortgage or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the corporate Trustee, or its successor in trust under the Mortgage, of the certificate endorsed hereon.

     Witness the due execution hereof by the Company under its corporate seal.

                                                    COMMONWEALTH EDISON COMPANY

Dated

    TRUSTEE'S CERTIFICATE                    By:
This bond is one of the bonds of the
series designated therein, referred to
and described in the within mentioned
Supplemental Indenture dated as
of __________, 2002
                                                                   President

BNY MIDWEST TRUST COMPANY

By                                           Attest:
  ------------------------
    Authorized Signatory

                                                                   Secretary

             ILLINOIS COMMERCE COMMISSION IDENTIFICATION NO. _______

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                           COMMONWEALTH EDISON COMPANY

     This bond is one of the bonds of the Company, issued and to be issued in series from time to time under and in accordance with and, irrespective of the time of issue, equally and ratably secured by the Mortgage of the Company dated July 1, 1923, and indentures supplemental thereto, under which BNY Midwest Trust Company and D. G. Donovan are now the Trustees, and is one of the First Mortgage 6.15% Bonds, Series 98, of the Company the issuance of which is provided for by a Supplemental Indenture dated as of ________, 2002 (the "SUPPLEMENTAL INDENTURE"), executed and delivered by the Company to such Trustees, to which Mortgage and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of said bonds, of the Company and of the Trustees in respect of the security, and the terms and conditions governing the issuance and security of said bonds. The term "Mortgage," as hereinafter used, shall mean said Mortgage dated July 1, 1923, and all indentures supplemental thereto.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, modifications or alterations of the Mortgage or of any indenture supplemental thereto and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Mortgage or any such supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than eighty per centum (80%) in principal amount of the bonds then outstanding under the Mortgage, and by the affirmative vote of the holders and registered owners of not less then eighty per centum (80%) in principal amount of the bonds of any series then outstanding under the Mortgage and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Mortgage are so affected, but in any case excluding bonds, disqualified from voting by reason of the Company's interest therein as provided in the Mortgage; subject, however, to the condition, among other conditions stated in the Mortgage, that no such modification or alteration shall be made which will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of any premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or otherwise than as permitted by the Mortgage, the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the mortgaged property, all as more fully provided in the Mortgage.

     The bonds of Series 98 shall be redeemable, at the option of the Company, as a whole or in part, at any time upon notice sent by the Company through the mail, postage prepaid, at least thirty (30) days and not more than forty-five
(45) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at the redemption price specified in Section 7 of the Supplemental Indenture. In case the Company shall desire to exercise such right to redeem and pay off all or any part of the bonds of Series 98, it shall comply with all the terms and provisions of Article V of the Mortgage applicable thereto, and such redemption shall be made under and subject to the terms and provisions of Article V and in the manner and with the effect therein provided, but at the time or times and upon mailing of notice, as set forth in Section 7 of the Supplemental Indenture. No publication of notice of any redemption of any bonds of Series 98 shall be required under Section 5.03(a) of the Mortgage.

     No recourse shall be had for the payment of the principal of or the interest on this bond, or from any claim based hereon, or otherwise in respect hereof or of the Mortgage, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or through the Company or such successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage, all as more fully provided therein.

     This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, upon surrender and cancellation of this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will be issued to the transferee in exchange hereof.

     Bonds of this Series 98 are issuable only in registered form without coupons and in the denomination of $1,000 each and any authorized multiple thereof. As provided in the Mortgage, such bonds are exchangeable as between authorized denominations. Any such exchange may be made by the registered owner of any such bond or bonds upon presentation thereof for that purpose at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York.

     No charge will be made by the Company to the registered owner of this bond for the transfer hereof or for the exchange hereof for bonds of this Series 98 of other authorized denominations, except, in the case of transfer, a charge sufficient to reimburse the Company for any stamp or other tax or governmental charge required to be paid by the Company or the corporate Trustee.

                            -------------------------
                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                                UNIF GIFT MIN ACT - _____________ Custodian ____________
TEN ENT - as tenants by the entireties                                               (Cust)                  (Minor)
JT TEN - as joint tenants with rights of survivorship         under ___________________________Uniform Gifts to Minors Act
         survivorship and not as tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.

                            -------------------------

FOR VALUE RECEIVED the undersigned hereby sell(s), assigns and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE                  _______________________________

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Please print or typewrite name and address including postal zip code of assignee

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the within Bond and all rights thereunder, hereby irrevocably constituting and appointing

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attorney to transfer said Bond on the books of the Company, with full power of substitution in the premises.

Dated:
      --------------------

                          -----------------------------

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UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE MORTGAGE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICE OF THE MORTGAGE TRUSTEE IN THE CITY OF CHICAGO, ILLINOIS.

EACH PURCHASER OF THIS BOND IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. EACH HOLDER OF THIS BOND REPRESENTS TO COMMONWEALTH EDISON COMPANY THAT (A) SUCH HOLDER WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS BOND (WITHOUT THE CONSENT OF COMMONWEALTH EDISON COMPANY) OTHER THAN (1) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A UNDER THE SECURITIES ACT, (2) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT,
(3) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (2), (3) OR (4), TO THE RECEIPT BY COMMONWEALTH EDISON COMPANY OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO COMMONWEALTH EDISON COMPANY THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS BOND OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM THE MORTGAGE TRUSTEE).